UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2008

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On May 13, 2008, Fannie Mae (formally known as the Federal National Mortgage Association) agreed to sell 80,000,000 shares of 8.25% Non-Cumulative Preferred Stock, Series T (the "Series T Preferred Stock"), plus an option to purchase up to an additional 12,000,000 shares to cover over-allotments that is exercisable until June 12, 2008. The Series T Preferred Stock was sold through a syndicate of underwriters led by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC.

The initial public offering price for the Series T Preferred Stock was $25 per share, with the total proceeds to Fannie Mae for the offering of the Series T Preferred Stock (after application of the underwriting discount of $0.7875 per share of Series T Preferred Stock sold to non-institutional investors and $0.50 per share of Series T Preferred Stock sold to institutional investors, for an aggregate underwriting discount of $53,128,343, and exclusive of the expenses of the offering and any advisory fees) being $1,946,871,658.

Shares of Series T Preferred Stock have no par value and have a stated value and liquidation preference of $25 per share. Holders of the Series T Preferred Stock are entitled to receive non-cumulative quarterly cash dividends when, as and if declared by Fannie Mae's Board of Directors or an authorized committee thereof, at an annual rate of 8.25%. The initial dividend, if declared, will be $0.23490 per share and will be payable on June 30, 2008. Thereafter, if declared, quarterly dividends will be $0.51563 per share for each complete quarterly dividend period. Shares of Series T Preferred Stock rank on a parity with other shares of Fannie Mae’s outstanding preferred stock as to dividends and rights upon liquidation. Shares of Series T Preferred Stock are not convertible. Fannie Mae will have the option to redeem all or part of the Series T Preferred Stock on or after May 20, 2013, subject to certain conditions, for a redemption price of $25 per share plus an amount equal to the amount of the dividend (whether or not that dividend has been declared by the Board of Directors) for the then-current quarterly dividend period, accrued to but excluding the date of redemption.

The preceding summary of the terms of the Series T Preferred Stock is qualified in its entirety by the Certificate of Designation for the Series T Preferred Stock, a copy of which is filed with this report as Exhibit 4.1 and incorporated herein by reference.

The issuance and sale of 80,000,000 shares of Series T Preferred Stock closed on May 19, 2008.

Pursuant to our Charter Act, the shares of the Series T Preferred Stock (and all shares of Fannie Mae preferred stock) are "exempted securities" within the meaning of the Securities Act of 1933, as amended, and other laws administered by the SEC, to the same extent as securities that are obligations of, or are guaranteed as to principal and interest by, the United States. As a result, Fannie Mae does not file registration statements with the SEC with respect to its offerings.

Item 9.01 Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

May 19, 2008	By:	/s/ Stephen M. Swad

Name: Stephen M. Swad
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Certificate of Designation of Terms of Fannie Mae Preferred Stock, Series T